Exhibit 99
Press Release

Contact:	Claire M. Gulmi
Executive Vice President and
Chief Financial Officer
(615) 665-1283
AMSURG EARNS $0.35 PER DILUTED SHARE FOR THIRD-QUARTER 2007 ON
5% INCREASE IN SAME-CENTER REVENUES

ADDS 19 NEW CENTERS YEAR-TO-DATE
NASHVILLE, Tenn. — (October 23, 2007) — Christopher A. Holden, President and Chief Executive Officer of AmSurg Corp. (NASDAQ: AMSG), today announced financial results for the third quarter and nine months ended September 30, 2007. Revenues for the quarter increased 16% to $132,103,000 from $113,546,000 for the third quarter of 2006. Net earnings from continuing operations rose 16% to $10,899,000 from $9,384,000. Net earnings from continuing operations per diluted share for the third quarter of 2007 were $0.35, a 13% increase from $0.31 for the third quarter of 2006.
     Revenues for the first nine months of 2007 were $390,198,000, up 14% from $343,260,000 for the comparable period in 2006. Net earnings from continuing operations increased 15% to $32,090,000 from $27,972,000. Net earnings from continuing operations per diluted share were $1.04 for the first nine months of 2007, an increase of 13% from $0.92 for the first nine months of 2006.
     Commenting on the announcement, Mr. Holden said, “AmSurg produced an improved performance for the third-quarter compared to the first half of 2007, highlighted by same-center revenue growth of 5% and completion of six acquisitions during the quarter. Our 19% growth in procedures for the third quarter versus the third quarter of 2006 was driven primarily by the increase in centers in operation to 170 at the quarter’s end, which included the closing of one underperforming facility, from 151 at the same time in 2006. At the quarter’s end, we had four centers under development, one of which is expected to open in the fourth quarter of 2007, and three acquisition centers under letter of intent. Thus far in the fourth quarter, we have completed the acquisition of three additional centers, including two that were under letter of intent at the end of the third quarter, for a total of 19 additional centers thus far in 2007. Due to the strong performance of our development team, we are increasing the range of expected new centers for 2007 by two to 20 to 22, which also enables us to raise the lower end of our range for revenue guidance for 2007 by $10 million to $520 million.
     “We are pleased with the substantial cash flow from operations the Company has continued to produce, which, at $23.1 million for the latest quarter, was 2.1 times the quarter’s net income. As a result, we have maintained a solid and flexible financial position with cash and equivalents of $19.9 million at the end of the third quarter and long-term debt to total capitalization of 28%. In addition, our ratio of long-term debt to trailing twelve months EBITDA was 1.6 times at the end of the third quarter.”
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AMSG Reports Third-Quarter Results

October 23, 2007
     Based on AmSurg’s financial performance for the third quarter and first nine months of 2007, as well as its outlook for the fourth quarter, the Company today updated its established guidance for full-year 2007 and provided guidance for the fourth quarter of the year as follows:
•	Revenues in a range of $520 million to $530 million for 2007.

•	Same-center revenue growth of 3% to 4% for the full year.

•	The addition of 20 to 22 centers for the year.

•	Net earnings from continuing operations per diluted share for 2007 in a range of $1.40 to $1.42 per diluted share, including a negative $0.03 impact from the effect of the Medicare Deficit Reduction Act of 2005.

•	Net earnings per diluted share for the fourth quarter of 2007 in a range of $0.36 to $0.38 per diluted share.
     The information contained in the preceding paragraphs is forward-looking information, and the attainment of these targets is dependent not only on AmSurg’s achievement of its assumptions discussed above, but also on the risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by this forward-looking information.
     Mr. Holden added, “Much of my time during these first few weeks at AmSurg has been spent listening to team members, physicians and other stakeholders about the strengths and opportunities for AmSurg as we go forward. I consistently hear about high standards for talent and integrity within our team, which, thanks to them, has earned AmSurg an industry-wide reputation for being a trusted and consistent operator of surgery centers. Over time, our reputation has generated a predictable and generous supply of successful acquisitions and developments evidenced by our sector-leading track record for expansion. The strength of our balance sheet, coupled with a healthy pipeline of prospects, supports my confidence about our strong position in today’s acquisition market. Our opportunities flow from our ability to apply our culture and scale to drive same-center growth, improve efficiency and pollinate best practices across our 170 centers. It is an exciting time in the evolution of our company. I am pleased to be one of the newest members of the AmSurg family. We at AmSurg are prepared for the challenges ahead; we appreciate the privilege of serving our patients and physicians; and we look forward to creating increased value for our shareholders.”
     AmSurg Corp. will hold a conference call to discuss this release today at 5:00 p.m. Eastern time. Investors will have the opportunity to listen to the conference call over the Internet by going to www.amsurg.com and clicking “Investor Relations” or by going to www.earnings.com at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on October 24, 2007.
     This press release contains forward-looking statements. These statements, which have been included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties. Investors are hereby cautioned that these statements may be affected by the important factors, among others, set forth in AmSurg’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other filings with the
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AMSG Reports Third-Quarter Results

October 23, 2007
Securities and Exchange Commission, including the following risks: changes in the reimbursement system for outpatient surgical procedures under the Medicare program; the risk that payments from third-party payors, including government healthcare programs, may decrease or not increase as the Company’s costs increase; the Company’s ability to maintain favorable relations with its physician partners; the Company’s ability to acquire and develop additional surgery centers on favorable terms; the Company’s ability to grow revenues at its existing centers; the Company’s ability to manage the growth in its business; the Company’s ability to obtain sufficient capital resources to complete acquisitions and develop new surgery centers; the Company’s ability to compete for physician partners, managed care contracts, patients and strategic relationships; risks associated with weather and other factors that may affect the Company’s surgery centers located in Florida; the Company’s failure to comply with applicable laws and regulations; the risk of changes in legislation, regulations or regulatory interpretations that may negatively affect the Company; the risk of becoming subject to federal and state investigation; the risk of regulatory changes that may obligate the Company to buy out interests of physicians who are minority owners of its surgery centers; risks associated with the Company’s status as a general partner of limited partnerships; the Company’s legal responsibility to minority owners of its surgery centers, which may conflict with its interests and prevent it from acting solely in its best interests; risks associated with the write-off of the impaired portion of intangible assets; and risks associated with the tax deductibility of goodwill. Consequently, actual results, performance or developments may differ materially from the forward-looking statements included above. AmSurg disclaims any intent or obligation to update these forward-looking statements.
     AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2007, AmSurg owned a majority interest in 170 continuing centers in operation and had four centers under development.
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AMSG Reports Third-Quarter Results

October 23, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands, except per share amounts)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Statement of Earnings Data:	2007	2006	2007	2006

Revenues	$132,103	$113,546	$390,198	$343,260

Operating expenses:
Salaries and benefits	38,988	33,757	115,169	102,288
Supply cost	15,514	13,004	44,970	39,631
Other operating expenses	26,694	22,987	79,262	66,850
Depreciation and amortization	4,874	4,303	14,286	12,698

Total operating expenses	86,070	74,051	253,687	221,467

Operating income	46,033	39,495	136,511	121,793

Minority interest	26,003	22,137	77,292	70,117
Interest expense, net	2,215	1,924	6,899	5,669

Earnings from continuing operations before income taxes	17,815	15,434	52,320	46,007
Income tax expense	6,916	6,050	20,230	18,035

Net earnings from continuing operations	10,899	9,384	32,090	27,972

Discontinued operations:
(Loss) earnings from operations of discontinued interests in surgery centers, net of income tax (benefit) expense	(204)	34	(73)	275
Loss on disposal of discontinued interests in surgery centers, net of income tax benefit	(705)	(56)	(558)	(56)

Net (loss) earnings from discontinued operations	(909)	(22)	(631)	219

Net earnings	$9,990	$9,362	$31,459	$28,191

Basic earnings per common share:
Net earnings from continuing operations	$0.35	$0.31	$1.05	$0.94
Net earnings	$0.32	$0.31	$1.03	$0.95
Diluted earnings per common share:
Net earnings from continuing operations	$0.35	$0.31	$1.04	$0.92
Net earnings	$0.32	$0.31	$1.02	$0.93

Weighted average number of shares and share equivalents (000’s):
Basic	30,778	29,875	30,455	29,787
Diluted	31,175	30,423	30,922	30,371

Operating Data:

Continuing centers in operation at end of period	170	151	170	151
Centers under development/not opened at end of period	4	4	4	4
Development centers awaiting CON approval at end of period	—	3	—	3
Centers under letter of intent	3	3	3	3
Average number of centers in operation	167	148	164	147
Average revenue per center	$791	$766	$2,387	$2,343
Same center revenues increase	5%	4%	4%	5%
Procedures performed during the period	246,939	207,108	721,953	632,400
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$10,899	$9,384	$32,090	$27,972
Add: income tax expense	6,916	6,050	20,230	18,035
Add: interest expense, net	2,215	1,924	6,899	5,669
Add: depreciation and amortization	4,874	4,303	14,286	12,698

EBITDA	$24,904	$21,661	$73,505	$64,374

(1)	EBITDA is defined as earnings before interest, income taxes and depreciation and amortization. EBITDA should not be considered a measure of financial performance under generally accepted accounting principles. Items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA is an analytical indicator used by management and the health care industry to evaluate company performance, allocate resources and measure leverage and debt service capacity. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. Net earnings from continuing operations is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most comparable to EBITDA as defined.
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AMSG Reports Third-Quarter Results

October 23, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	Sept. 30,	Dec. 31,
Balance Sheet Data:	2007	2006

Assets

Current assets:
Cash and cash equivalents	$19,922	$20,083
Accounts receivable, net of allowance of $7,429 and $6,628 respectively	60,415	51,546
Supplies inventory	6,248	6,183
Deferred income taxes	1,468	915
Prepaid and other current assets	16,745	15,276

Total current assets	104,798	94,003

Long-term receivables and deposits	2,763	4,091
Property and equipment, net	96,138	89,175
Intangible assets, net	483,597	402,763

Total assets	$687,296	$590,032

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$4,139	$3,367
Accounts payable	10,876	11,098
Accrued salaries and benefits	13,780	11,534
Other accrued liabilities	2,736	1,413

Total current liabilities	31,531	27,412

Long-term debt	149,989	123,948
Deferred income taxes	41,205	39,350
Other long-term liabilities	12,812	3,873
Minority interest	58,523	52,341
Shareholders’ equity:
Common stock, no par value 70,000,000 shares authorized, 30,862,480 and 29,933,932 shares outstanding, respectively	164,136	143,077
Accumulated other comprehensive loss, net of income taxes	(752)	(470)
Retained earnings	229,852	200,501

Total shareholders’ equity	393,236	343,108

Total liabilities and shareholders’ equity	$687,296	$590,032

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AMSG Reports Third-Quarter Results

October 23, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(Dollars in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
Statement of Cash Flow Data:	2007	2006	2007	2006

Cash flows from operating activities:
Net earnings	$9,990	$9,362	$31,459	$28,191
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Minority interest	26,003	22,137	77,292	70,117
Distributions to minority partners	(25,953)	(21,120)	(75,305)	(66,793)
Share-based compensation	1,052	1,472	3,324	5,513
Depreciation and amortization	4,874	4,303	14,286	12,698
Deferred income taxes	2,770	1,542	6,180	3,843
Excess tax benefit from share-based compensation	(885)	(118)	(2,809)	(1,052)
Net loss on sale and impairment of long-lived assets	452	91	1,518	91
Decrease (increase) in cash and cash equivalents, net of effects of acquisition and dispositions, due to changes in:
Accounts receivable, net	(405)	(267)	(4,598)	(3,511)
Supplies inventory	15	23	223	(208)
Prepaid and other current assets	591	234	1,218	656
Accounts payable	2,040	609	(341)	(958)
Accrued expenses and other liabilities	2,802	2,165	4,398	5,595
Other, net	(251)	(148)	(282)	15

Net cash flows provided by operating activities	23,095	20,285	56,563	54,197

Cash flows from investing activities:
Acquisition of interest in surgery centers	(35,902)	(24,141)	(84,769)	(49,811)
Acquisition of property and equipment	(6,331)	(3,447)	(16,533)	(13,603)
Proceeds from sale of surgery center	226	597	1,885	597
Decrease in long-term receivables	847	849	1,918	1,943

Net cash flows used in investing activities	(41,160)	(26,142)	(97,499)	(60,874)

Cash flows form financing activities:
Proceeds from long-term borrowings	35,995	28,165	91,264	86,176
Repayment on long-term borrowings	(22,288)	(19,509)	(66,897)	(82,266)
Proceeds from issuance of common stock upon exercise of stock options	4,844	1,089	13,452	2,790
Proceeds from capital contributions by minority partners	122	25	154	139
Excess tax benefit from share-based compensation	885	118	2,809	1,052
Financing cost incurred	(1)	(398)	(7)	(399)

Net cash flows provided by financing activities	19,557	9,490	40,775	7,492

Net increase (decrease) in cash and cash equivalents	1,492	3,633	(161)	815
Cash and cash equivalents, beginning of period	18,430	17,678	20,083	20,496

Cash and cash equivalents, end of period	$19,922	$21,311	$19,922	$21,311

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AMSG Reports Third-Quarter Results

October 23, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for prior quarterly periods in 2007, which have been restated in order to include additional discontinued operations.

	For the Three		For the Six
	Months Ended		Months Ended
	March 31,	June 30,	June 30,
Statement of Earnings Data:	2007	2007	2007

Revenues	$126,718	$131,377	$258,095

Operating expenses:
Salaries and benefits	38,205	37,976	76,181
Supply cost	14,440	15,016	29,456
Other operating expenses	24,731	27,837	52,568
Depreciation and amortization	4,681	4,731	9,412

Total operating expenses	82,057	85,560	167,617

Operating income	44,661	45,817	90,478

Minority interest	25,289	26,000	51,289
Interest expense, net	2,487	2,197	4,684

Earnings from continuing operations before income taxes	16,885	17,620	34,505
Income tax expense	6,709	6,605	13,314

Net earnings from continuing operations	10,176	11,015	21,191

Discontinued operations:
Earnings from operations of discontinued interests in surgery centers, net of income tax expense	101	30	131
Gain on disposal of discontinued interests in surgery centers, net of income tax expense	—	147	147

Net earnings from discontinued operations	101	177	278

Net earnings	$10,277	$11,192	$21,469

Basic earnings per common share:
Net earnings from continuing operations	$0.34	$0.36	$0.70
Net earnings	$0.34	$0.37	$0.71
Diluted earnings per common share:
Net earnings from continuing operations	$0.33	$0.35	$0.69
Net earnings	$0.34	$0.36	$0.70

Weighted average number of shares and share equivalents (000’s):
Basic	30,046	30,541	30,294
Diluted	30,505	31,085	30,795

Operating Data:

Procedures	233,235	241,779	475,014
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$10,176	$11,015	$21,191
Add: income tax expense	6,709	6,605	13,314
Add: interest expense, net	2,487	2,197	4,684
Add: depreciation and amortization	4,681	4,731	9,412

EBITDA	$24,053	$24,548	$48,601

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AMSG Reports Third-Quarter Results

October 23, 2007
AMSURG CORP.
Unaudited Selected Consolidated Financial and Operating Data
(In thousands)
Presented below is certain statement of earnings and operating data for 2006, which have been restated in order to present additional discontinued operations.

					For the Year
	For the Three Months Ended				Ended
	March 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,
Statement of Earnings Data:	2006	2006	2006	2006	2006

Revenues	$111,675	$118,039	$113,546	$118,105	$461,365

Operating expenses:
Salaries and benefits	34,321	34,210	33,757	34,902	137,190
Supply cost	12,567	14,060	13,004	13,891	53,522
Other operating expenses	21,267	22,596	22,987	24,192	91,042
Depreciation and amortization	4,119	4,276	4,303	4,581	17,279

Total operating expenses	72,274	75,142	74,051	77,566	299,033

Operating income	39,401	42,897	39,495	40,539	162,332

Minority interest	23,544	24,436	22,137	22,630	92,747
Interest expense, net	1,699	2,046	1,924	2,019	7,688

Earnings from continuing operations before income taxes	14,158	16,415	15,434	15,890	61,897
Income tax expense	5,550	6,435	6,050	6,000	24,035

Net earnings from continuing operations	8,608	9,980	9,384	9,890	37,862

Discontinued operations:
Earnings (loss) from operations of discontinued interest in surgery centers, net of income taxes	117	124	36	(342)	(65)
Loss on disposal of discontinued interests in surgery centers, net of income tax benefit	—	—	(58)	—	(58)

Net earnings (loss) from discontinued operations	117	124	(22)	(342)	(123)

Net earnings	$8,725	$10,104	$9,362	$9,548	$37,739

Basic earnings per common share:
Net earnings from continuing operations	$0.29	$0.33	$0.31	$0.33	$1.27
Net earnings	$0.29	$0.34	$0.31	$0.32	$1.27
Diluted earnings per common share:
Net earnings from continuing operations	$0.28	$0.33	$0.31	$0.32	$1.25
Net earnings	$0.29	$0.33	$0.31	$0.31	$1.24

Weighted average number of shares and share equivalents (000’s):
Basic	29,693	29,794	29,875	29,924	29,822
Diluted	30,219	30,472	30,423	30,477	30,398

Operating Data:

Procedures	209,800	215,492	207,108	214,565	846,965
Reconciliation of net earnings to EBITDA (1):
Net earnings from continuing operations	$8,608	$9,980	$9,384	$9,890	$37,862
Add: income tax expense	5,550	6,435	6,050	6,000	24,035
Add: interest expense, net	1,699	2,046	1,924	2,019	7,688
Add: depreciation and amortization	4,119	4,276	4,303	4,581	17,279

EBITDA	$19,976	$22,737	$21,661	$22,490	$86,864

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